                                                                  EXHIBIT 23.1.2

INDEPENDENT AUDITORS' CONSENTS

We consent to the use in this Registration Statement of Sprint Corporation on Form S-4 of our report dated May 26, 1998 (August 6, 1998 as to Note 4), on the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, MinorCo, L.P. and subsidiaries, PhillieCo Partner I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 26, 1998 (August 6, 1998 as to Note 4) relating to the combined financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings, "Sprint Spectrum holding Company Combined with MinorCo and PhilleCo Selected Financial Data" and "Experts" in such Prospectus.

We consent to the use in and incorporation by reference in this Registration Statement of Sprint Corporation on Form S-4 of our report dated February 3, 1998, on Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-4 of our reports dated February 3, 1998, on Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) appearing in the Annual Report on Form 10-K of Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Kansas City, Missouri
September 30, 1998